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                                                   REFOCUS GROUP, INC.
CONSENT CARD                          10300 NORTH CENTRAL EXPRESSWAY, SUITE 104
                                                   DALLAS, TEXAS 75231
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     The undersigned,  a stockholder of record of Refocus Group,  Inc. on August
16, 2004, hereby executes this consent card, pursuant to Section 228 of the Delaware General Corporation Law, with respect to all shares of common stock, par value $0.0001 per share, of Refocus Group, Inc. held by the undersigned, as indicated below, to the following action, without prior notice and without a vote.

1. AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 60 MILLION SHARES TO 120 MILLION SHARES.

           |_|  CONSENT TO       |_|  WITHHOLD CONSENT           |_|  ABSTAIN

          PEASE SIGN, DATE AND RETURN THIS CONSENT CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

     If this Consent Card is signed, dated and delivered to Refocus Group, Inc. with no designation by the undersigned, this consent will constitute the stockholder's consent to, and approval of, the amendment to the Certificate of Incorporation of Refocus Group, Inc. This Consent may be revoked at any time prior to October 18, 2004.

                    Dated: ______________________________________________, 2004

                    Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, limited liability company or other entity, please sign in partnership name, limited liability company name, or the name of such other entity, respectively, by an authorized person.

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                    Signature


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                    Printed Name


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                    Title


          This Consent is solicted by Refocus' Board of Directors and the matter set forth herein was proposed by Refocus.
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